EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scheid Vineyards, Inc. (the “Registrant”) on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael S. Thomsen, the Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Michael S. Thomsen
Michael S. Thomsen
Chief Financial Officer
May 14, 2005